As filed with the Securities and Exchange Commission on April 11, 2022
Registration No. 333-254715
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
to
FORM S-8
REGISTRATION STATEMENT
Under The Securities Act of 1933
VIZIO HOLDING CORP.
(Exact name of Registrant as specified in its charter)

Delaware	85-4185335
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
VIZIO Holding Corp.
39 Tesla, Irvine, CA 92618
(Address of principal executive offices, including zip code)

2021 Employee Stock Purchase Plan
2017 Incentive Award Plan
2007 Incentive Award Plan
(Full title of the plan)

William W. Wang
Chairman and Chief Executive Officer
VIZIO Holding Corp.
39 Tesla, Irvine, California 92618
(Name and address of agent for service)
(949) 428-2525
(Telephone number, including area code, of agent for service)
Copies to:

Katharine A. Martin Rezwan D. Pavri Lisa L. Stimmell Mark G.C. Bass Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300	Jerry C. Huang VIZIO Holding Corp. 39 Tesla Irvine, California 92618 (949) 428-2525

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” or “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 (the “Amendment”), which relates to the Registration Statement filed on Form S-8, File No. 333-254715 (the “Original Registration Statement”) filed with the Securities and Exchange Commission on March 25, 2021 by VIZIO Holding Corp., a Delaware corporation (the “Registrant”), is being filed solely to file a Consent of Independent Registered Public Accounting Firm attached as Exhibit 23.1 hereto. Except as described herein, this Amendment does not update, amend or modify any other information, statement or disclosure contained in the Original Registration Statement, and all other portions of the Original Registration Statement, as previously filed, remain unchanged. No additional securities are to be registered, and registration fees were paid upon filing of the Original Registration Statement.

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 8. Exhibits.
The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

			Incorporated by Reference
Exhibit No.	Description of Document	Form	File No.	Exhibit	Filing Date

4.1+	Form of Class A common stock certificate of the registrant	S-1/A	333-253682	4.1	3/16/2021
4.2+	2007 Incentive Award Plan, as amended, and forms of agreements thereunder	S-1/A	333-253682	10.2	3/16/2021
4.3+	2017 Incentive Award Plan, as amended, and forms of agreements thereunder	S-1/A	333-253682	10.3	3/16/2021
4.4+	2021 Employee Stock Purchase Plan, and forms of agreements thereunder	S-1/A	333-253682	10.4	3/16/2021
5.1+	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.	S-8	333-254715	5.1	3/25/2021
23.1*	Consent of Independent Registered Public Accounting Firm
23.2+	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1)	S-8	333-254715	23.2	3/25/2021
24.1+	Power of Attorney (included on signature page to Original Registration Statement)	S-8	333-254715	24.1	3/25/2021

* Filed herewith.
+ Previously filed with the Original Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Irvine, state of California, on this 11th day of April, 2022.

VIZIO HOLDING CORP.

By:	/s/ Adam Townsend
Adam Townsend
Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

SIGNATURE	TITLE	DATE

/s/ William Wang	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	April 11, 2022
William Wang

/s/ Adam Townsend	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 11, 2022
Adam Townsend

/s/ John R. Burbank	Director	April 11, 2022
John R. Burbank

/s/ Vicky Free	Director	April 11, 2022
Vicky Free (Sistrunk)

/s/ Julia S. Gouw	Director	April 11, 2022
Julia S. Gouw

/s/ David E. Russell	Director	April 11, 2022
David E. Russell